Quest Solution Announces Change to Management,

Streamlined Capital Structure

Founder and President, Kurt Thomet Resigns;

Company assigns license agreements, reduces near-term debt to strengthen balance sheet

HENDERSON, NV / ACCESSWIRE / September 3, 2015 / Quest Solution, Inc., the “Company” (QUES), a leading provider in the technology, software, and mobile data collection systems business, today announced that Kurt Thomet has resigned as President of the Company, effective August 26, 2015, to pursue other ventures and to further his involvement as an active participant and board member of News Beat Social, a one-minute video news media company based in Portland, Oregon. Mr. Thomet founded Quest Marketing, Inc., the Company’s wholly-owned subsidiary acquired in 2014, in 1993, and has served as President of the Company since 2014. Tom Miller, the Company’s Chairman of the Board of Directors and Chief Executive Officer will assume the role of President of the Company effective immediately.

“I am extremely thankful for the many years of exciting growth that employees and vendors of Quest Solution have shared with me,” said Mr. Thomet. “Quest Solution is a great company with loyal customers, outstanding employees and strong growth prospects. I am confident in the public company experience of Tom Miller and the sales talent of George Zicman to guide the Company through the successful integration of both current and future acquisitions as they strive to create superior returns for stockholders and an exciting workplace for our industry leading staff.”

“We are very grateful to Kurt for his hard work, vision and commitment to our Company,” said Mr. Miller. “Kurt helped build a strong leadership team and a winning corporate culture. He was a part of a team that helped create a Company that is working every day to build scale and achieve operational excellence as we service customers in some of the fastest growing industries of our economy. Concurrent with Kurt’s departure, we are pleased to announce the following financial developments; each of which serve to improve our balance sheet, continue our focus on an ‘asset-light’ business model, reduce interest expense, and simplify our capital structure.”

Balance Sheet and Capital Structure Improvement

In connection with Mr. Thomet’s resignation and in exchange for $1.15 million of value against debts owed to Mr. Thomet, the Company assigned its rights to certain technology licenses and associated intellectual property acquired by the Company from Rampart Detection Systems under an existing Technology License Agreement. Mr. Thomet’s intent is to form global partnerships to commercialize technologies for mining, gun barrel detection, cell phone detection, airframe inspection and rebar inspection. As part of the assignment of these licenses, the Company will receive a five-year royalty fee of 3.5% of revenue related to the gun-barrel, rebar inspection and air frame licenses. The Company applied the $1.15 million in proceeds to reduce near-term debt owed to Mr. Thomet.

The Company will also be settling the balance of the two promissory notes issued to Mr. Thomet, the outstanding balance of which is approximately $9.63M, by September 30, 2015 for $5.886 million in cash as well as the $1.15M paid relative to the Rampart licenses as described above. The Company has further agreed to purchase 900,000 shares of Mr. Thomet’s common stock no later than December 31, 2015 at a price of at $0.38 per share. Additionally, Mr. Thomet terminated 5,600,000 unexercised warrants to purchase Company common stock under two separate agreements and accepted the termination of his Consulting Agreement with the Company and associated 1,500,000 shares of restricted common stock. The effect of the stock buyback and cancellation of unexercised warrants on the Company’s weighted average fully diluted shares is a net 2.4M share reduction, based on the amount reported in our Form 10Q as of June 30, 2015.

Given the debt settlement, the income statement impacts from these changes would include:

●	Cash interest expense per quarter savings of approximately $47,500

●	Non-cash OID interest expense savings per quarter of approximately $138,000

These amounts are based on the historical cash and non-cash interest expenses the company incurred.

“We are excited about this settlement agreement because in addition to providing Mr. Thomet good value, it provides financial flexibility for the company to pursue further growth opportunities, at a more rapid pace than previous.”, Miller added.

A more detailed description of Mr. Thomet’s resignation and the related settlement transaction is available in the Company’s corresponding report being filed with the Securities and Exchange Commission on Form 8-K.

About Quest Solution, Inc.

Quest Solution, Inc. is a leading provider in the technology, software, and mobile data collection systems business. In November 2014, the Company announced that Bar Code Specialties, Inc. (BCS) joined with Quest Solution, Inc. The Company intends on continuing to acquire existing companies with revenues and positive cash flow.

Quest Solution, Inc. serves as a national mobility and data collection systems integrator with a focus on design, delivery, deployment and support of fully integrated mobile solutions. The Company takes a consultative approach by offering end to end solutions that include hardware, software, communications and full lifecycle management services. The highly tenured team of professionals simplifies the integration process and delivers proven problem solving solutions backed by numerous customer references.

The recent BCS acquisition is in addition to the recently announced creation of a wholly-owned division focused on commercializing Intellectual Property, Patents and Distribution of industry-specific technologies in an array of new verticals. The new division will focus on the acquisition of existing intangibles, which we anticipate will provide immediate value to the Company.

Information about Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995 Statements in this press release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. This release contains “forward-looking statements” that include information relating to future events and future financial and operating performance. The words “may,” “would,” “will,” “expect,” “estimate,” “can,” “believe,” “potential” and similar expressions and variations thereof are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for the Company’s products, the introduction of new products, the Company’s ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of the Company’s liquidity and financial strength to support its growth, and other information that may be detailed from time-to-time in the Company’s filings with the United States Securities and Exchange Commission (the “SEC”). Examples of such forward looking statements in this release include statements regarding growth in our parts and vehicle sales and increases in our ability to produce new products. For a more detailed description of the risk factors and uncertainties affecting the Company, please refer to the Company’s recent SEC filings, which are available at http://www.sec.gov. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations & Financial Media:

Investor Contact:

Hayden IR

Brett Maas

(646) 536-7331

brett@haydenir.com

Cameron Donahue

(651) 653-1854

cameron@haydenir.com

SOURCE: Quest Solution, Inc.